UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported)
August 18, 2014
CompX International Inc.
(Exact name of registrant as specified in its charter)
Delaware	1-13905	57-0981653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1700, Dallas, Texas		75240-2697
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code
(972) 448-1400

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 18, 2014, the registrant's board of directors promoted Mr. Scott C. James to president and chief operating officer of the registrant.  Accordingly, effective the same date, Mr. David A. Bowers no longer serves as president of the registrant but remains as the registrant's vice chairman of the board and chief executive officer.  Messrs. Bowers and James serve as executive officers of the registrant at the pleasure of the board of directors.

Mr. James, age 48, previously served as vice president of the registrant since 2002 and as president of both of the registrant's divisions, CompX Security Products and CompX Marine, since 2002 and 2005, respectively.  Mr. James has served in various sales, marketing and executive positions with the registrant since 1992.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CompX International Inc.
(Registrant)

Date: August 21, 2014	By: /s/ A. Andrew R. Louis
A. Andrew R. Louis Vice President and Secretary